UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                       June 26, 2013

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

237 Fourth Avenue S.W., Calgary, Alberta, Canada T2P 3M9

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 12, 2013, the Company hosted an investor meeting in Toronto, Ontario at which senior management gave a presentation (the “Presentation”) that provided an update on the Company’s current operations and major projects. The Presentation included significant non-public information, including information related to the Company’s strategic plans, goals, growth initiatives and outlook, and forecasts for future performance and industry development.

A broadcast of the Presentation will be available online at http://www.imperialoil.ca/Canada-English/about_media_speeches_20130612.aspx for a period of one year. The slides used in the Presentation are attached as Exhibit 99.1 to this Current Report and are incorporated herein by reference. The script of the Presentation is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The Presentation may contain forward-looking statements about the Company’s relative business outlook. These forward-looking statements and all other statements contained in or made during the Presentation are subject to risks and uncertainties that may materially affect actual results. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(c)        Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	A copy of the slides presented during the Presentation.

99.2	A copy of the script presented during the Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: June 26, 2013
	By:	/s/ Brian Livingston

	Name:	Brian Livingston
	Title:	Vice-President, General Counsel and
Corporate Secretary

	By:	/s/ Brent Latimer

	Name:	Brent Latimer
	Title:	Assistant Corporate Secretary